UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: April 7, 2008

CHINA BIO-IMMUNITY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51760	20-2815911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10-44 Chester Le Blvd, Toronto, ON M1W2M8 CANADA
(Address of principal executive offices)

Registrant’s telephone number, including area code: 1-647-268-3809

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 - OTHER EVENTS

Effective April 7, 2008, China Bio-Immunity Corporation (the “Registrant”) completed a one-for-two (1-for-2) reverse stock split of its outstanding shares of common stock (the “Reverse Split”).   As a result of the Reverse Split the Registrant’s common stock ceased trading under the symbol “CHBB” and began trading under the symbol “CHHB”.

Through the Reverse Spilt, the total number of outstanding shares of the Registrant’s common stock was reduced from 3,506,428 to approximately 1,753,214 shares presently issued and outstanding. The Reverse Split affected all of the holders of all classes of the Registrant’s common stock uniformly and did not affect any stockholder’s percentage ownership interest in the Registrant or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.  The Reverse Split did not cause a reduction in the Registrant’s 50,000,000 shares of authorized common stock.

No fractional shares were issued for any fractional share interest created by the Reverse Split; shareholders received a full share of common stock for any fractional share interests created by the Reverse Split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIO-IMMUNITY CORPORATION

Date: April 8, 2008

/s/ Quanfeng Wang

---------------------------------
By:  Quanfeng Wang
Its:   Chief Executive Officer